Exhibit 99.1
Blackboard Inc. Reports First Quarter Revenue of
$118.8 million and Non-GAAP Revenue of $123.0
Million
Washington, DC — May 9, 2011 — Blackboard Inc. (NASDAQ: BBBB) today announced financial results for the first quarter ended March 31, 2011 and updated guidance for the second quarter and the full year of 2011.
Total GAAP revenue for the quarter ended March 31, 2011 was $118.8 million, an increase of 18 percent over the first quarter of 2010. Product revenues for the quarter were $109.4 million, an increase of 17 percent over the first quarter of 2010, while professional services revenues for the quarter were $9.4 million, an increase of 28 percent over the first quarter of 2010. GAAP net loss was ($3.4) million, resulting in net loss per basic and diluted share of ($0.10) for the first quarter of 2011 compared to net income of $5.0 million or net income per basic and diluted share of $0.15 for the first quarter of 2010.
Total non-GAAP revenue for the quarter ended March 31, 2011 was $123.0 million, an increase of 28 percent over the first quarter of 2010. Non-GAAP adjusted net income for the first quarter of 2011 was $9.9 million, resulting in non-GAAP adjusted net income per diluted share of $0.28 compared to non-GAAP adjusted net income of $12.7 million or $0.37 per diluted share for the first quarter of 2010.
For a discussion of the non-GAAP financial measures used in this release and the reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures, please refer to the section below entitled “Use of Non-GAAP Financial Measures”.
“Our business is off to a strong start for the year,” said Michael Chasen, chief executive officer and president of Blackboard. “The investments we are making are allowing us to improve product quality and enhance overall client satisfaction. In the quarter, we experienced strong demand for our newest product, Blackboard AnalyticsSM as well as continued strong interest in Blackboard Mobile™ Learn and Blackboard Mobile™ Central. Finally, our Blackboard Learn™ Release 9.1 platform continues to lead the market as the most widely adopted enterprise learning system globally.”
Summary Financial Highlights from the First Quarter of 2011
•	Non-GAAP revenue of $123.0 million, an increase of 28 percent over the first quarter of 2010.

•	Non-GAAP adjusted net income per diluted share of $0.28.

•	Deferred revenue was $185.3 million, an increase of 18 percent over the first quarter of 2010.

•	Cash and cash equivalents were $52.7 million at the end of first quarter of 2011.
Highlights from the First Quarter of 2011
•	Blackboard’s new and expanding client relationships in the quarter included:
o	U.S. Higher Education Market: Burlington County College, City University of New York, Enterprise State Community College, Georgia Health Sciences University, Ivy Tech Community College, Southern New Hampshire University, St. Edward’s University, Tallahassee Community College, Texas A&M University — Texarkana, University of Alberta-School of Business, University of Arkansas-Little Rock, University of Idaho, University of North Carolina-Greensboro, Vanderbilt University, Washington University, Western University, University of Wilmington and others.

o	International Markets: Hartlepool College, Instituto Profesional DUOC, King Saud University for Health and Sciences, KU Leuven, Nanyang Polytechnic University, Sheffield Hallam University, Technical and Vocational Training Center, Universal Training Solutions Pvt. Limited, Universidad Camila Jose Cela, Universidad de Sevilla, University of Aberdeen, University of Aegean, University of Central Lancashire, University of Dammam, University of Groningen, University of Qatar and others.

o	K-12 Market: Butler Technology and Career Development Schools (OH), Crane Elementary School District (AZ), Freemont Union High School (CA), Grand Prairie Independent School District (TX), Idaho Digital Learning Academy (ID), Lawrence Public Schools (MA), Metro Nashville Public Schools (TN), Missoula County Public School District 1 (MT), Newport News Public Schools (VA), Puerto Rico Department of Education (PR) and others.

o	Professional Education (ProEd): Capella University, Education Affiliates, Defense Acquisition University, Georgia Public Safety Training Center, Globe University, Marine Corps University, National Strength and Conditioning Association, Strayer University, WorldatWork and others.
•	Blackboard launched Blackboard Analytics, a new solution for data analytics and business intelligence in education, designed to help educational institutions make better use of available data to optimize resources and inform important decisions across the institution.

•	Blackboard launched CourseSites, a free, fully hosted online course system for instructors featuring Blackboard’s latest teaching and learning technologies.

•	During the quarter, Blackboard acquired txttools Limited, a provider of mass notification solutions in the United Kingdom and Ireland.
Outlook for the Second Quarter and Full Year of 2011
Second Quarter of 2011:
•	GAAP revenue of approximately $122.6 million;

•	Amortization of acquired intangibles of approximately $7.7 million;

•	Stock-based compensation expense of approximately $5.7 million;

•	GAAP net loss of approximately ($1.8) million;

•	GAAP net loss per basic share of approximately ($0.05) based on an estimated 35.7 million basic shares and an estimated GAAP effective tax rate of approximately 33.0 percent;

•	Non-GAAP revenue of approximately $126.0 million;

•	Non-GAAP net income of approximately $9.9 million; and

•	Non-GAAP net income per diluted share of approximately $0.27 based on an estimated 36.3 million diluted shares and an estimated non-GAAP effective tax rate of approximately 41.0 percent.
Full Year 2011:
•	GAAP revenue of approximately $530.7 million;

•	Amortization of acquired intangibles of approximately $32.1 million;

•	Stock-based compensation expense of approximately $23.1 million;

•	GAAP net income of approximately $23.4 million;

•	GAAP net income per diluted share of approximately $0.65 based on an estimated 36.2 million diluted shares and an estimated GAAP effective tax rate of approximately 33.0 percent;

•	Non-GAAP revenue of approximately $540.0 million;

•	Non-GAAP net income of approximately $66.0 million;

•	Non-GAAP net income per diluted share of approximately $1.83 based on an estimated 36.2 million diluted shares and an estimated non-GAAP effective tax rate of approximately 37.0 percent; and

•	Free cash flow (cash flow from operations less purchases of property and equipment) of approximately $90.0 to $100.0 million.
Review of Strategic Alternatives
On April 19, 2011, Blackboard announced that the Board of Directors has retained Barclays Capital as its financial advisor in response to receiving unsolicited, non-binding offers to acquire the company. The Board continues to evaluate the offers as well as strategic alternatives to enhance shareholder value, including whether other third parties would have an interest in acquiring the company at a price and on terms that would represent a better value for its shareholders than having the company continue to execute its business plan on a stand-alone basis.
There can be no assurance that the process described above will result in a transaction. Blackboard undertakes no obligation to provide further updates.
Conference Call
Blackboard will broadcast its first quarter conference call live over the Internet today beginning at 4:30 p.m. (Eastern). Interested parties can access the webcast through the Investor Relations section of the Company’s Web site at http://investor.blackboard.com. Please access the Web site at least 15 minutes prior to the start of the call to register, download and install any necessary software.
A replay of the call will be available via telephone from approximately 7:00 p.m. Eastern (4:00 p.m. Pacific) on May 9, 2011 until 11:00 p.m. Eastern (8:00 p.m. Pacific) on May 12, 2011. To listen to the replay, participants in the U.S. and Canada should dial 888-286-8010, and international participants should dial +1 (617) 801-6888. The conference ID for the replay is 27476887.

BLACKBOARD INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three Months Ended
	March 31	March 31
	2010	2011
Revenues:
Product	$93,730	$109,385
Professional services	7,336	9,371

Total revenues	101,066	118,756
Operating expenses:
Cost of product revenues, excludes $2,508 and $1,560 for the three months ended March 31, 2010 and 2011, respectively, in amortization of acquired technology included in amortization of intangibles resulting from acquisitions shown below (1)	24,534	34,410
Cost of professional services revenues (1)	4,479	6,679
Research and development (1)	12,205	16,571
Sales and marketing (1)	25,315	34,639
General and administrative (1)	14,705	18,670
Amortization of intangibles resulting from acquisitions	8,978	9,171

Total operating expenses	90,216	120,140

Income (loss) from operations	10,850	(1,384)
Other expense, net:
Interest expense	(2,888)	(3,162)
Interest income	21	22
Other expense, net	(527)	(432)

Income (loss) before (provision for) benefit from income taxes	7,456	(4,956)
(Provision for) benefit from income taxes	(2,420)	1,600

Net income (loss)	$5,036	$(3,356)

Net income (loss) per common share:
Basic	$0.15	$(0.10)

Diluted	$0.15	$(0.10)

Weighted average number of common shares:
Basic	33,432,192	34,756,370

Diluted	34,397,711	34,756,370

(1) Includes the following amounts related to stock-based compensation:
Cost of product revenues	$337	$354
Cost of professional services revenues	148	204
Research and development	268	336
Sales and marketing	1,868	2,088
General and administrative	2,335	2,389

BLACKBOARD INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(in thousands, except share and per share amounts)

	Three Months Ended
	March 31	March 31
	2010	2011
Reconciliation of GAAP revenue to non-GAAP revenue (1):
GAAP revenue	$101,066	$118,756
Add: Deferred revenue not recorded in purchase accounting	924	4,241
Less: Transact revenue recognition change	(6,252)	—
Non-GAAP revenue	$95,738	$122,997

Reconciliation of GAAP net income before provision for income taxes to non-GAAP adjusted net income (1):

GAAP net income (loss) before provision for income taxes	$7,456	$(4,956)
Add: Deferred revenue not recorded in purchase accounting	924	4,241
Less: Transact revenue recognition change including related costs	(4,963)	—
Add: Transition, integration and transaction-related expenses	663	1,281
Add: Amortization of intangibles resulting from acquisitions	8,978	9,171
Add: Stock-based compensation	4,956	5,371
Add: Non-cash interest expense	1,528	1,649
Add: Non-cash loss on foreign exchange translation	527	203
Adjusted provision for income taxes (2)	(7,402)	(7,057)

Non-GAAP adjusted net income	$12,667	$9,903

Non-GAAP adjusted net income per common share — diluted	$0.37	$0.28

Weighted average number of diluted common shares	34,397,711	35,299,679

Reconciliation of GAAP net cash provided by operating activities to non-GAAP free cash flow (1):

Net cash used in operating activities	$(1,229)	$(7,085)
Less: Purchases of property and equipment	(3,165)	(5,765)

Free cash flow	$(4,394)	$(12,850)

(1) Non-GAAP adjusted net income, non-GAAP adjusted net income per share, non-GAAP revenue and free cash flow are non-GAAP financial measures and have no standardized measurement prescribed by GAAP. Management believes that these measures provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations and aspects of current operating performance that can be effectively managed. Because the Company has historically reported non-GAAP results to the investment community, management also believes the inclusion of these non-GAAP financial measures provides enhanced comparability in its financial reporting and facilitates investors’ understanding of the Company’s historic operating trends by providing an additional basis for comparisons to prior periods. The non-GAAP financial measures may not be comparable with similar non-GAAP financial measures used by other companies. The Company compensates for these limitations by providing full disclosure of each non-GAAP financial measure and the reconciliations above to the most directly comparable GAAP financial measure which investors can use to appropriately consider each financial measure determined under GAAP as well as on the non-GAAP basis. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.
(2) Adjusted provision for income taxes is applied at an effective rate of approximately 36.9% and 41.6% for the three months ended March 31, 2010 and 2011, respectively.

BLACKBOARD INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	December 31,	March 31
	2010	2011
ASSETS
Current assets:
Cash and cash equivalents	$70,314	$52,729
Accounts receivable, net	89,914	82,906
Prepaid expenses and other current assets	16,961	17,358
Deferred tax asset, current portion	5,818	5,818
Deferred cost of revenues	3,256	3,107

Total current assets	186,263	161,918

Deferred tax asset, noncurrent portion	15,185	19,341
Restricted cash	5,741	5,741
Property and equipment, net	43,002	42,691
Other assets	1,582	961
Goodwill	478,728	481,811
Intangible assets, net	116,649	112,881

Total assets	$847,150	$825,344

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,818	$1,383
Accrued expenses	41,018	44,827
Deferred rent, current portion	450	678
Deferred revenues, current portion	211,752	179,481
Convertible senior notes, net of debt discount	162,326	163,826

Total current liabilities	417,364	390,195

Deferred rent, noncurrent portion	11,978	11,805
Deferred tax liability, noncurrent portion	3,502	4,936
Deferred revenues, noncurrent portion	6,223	5,857
Stockholders’ equity:
Common stock, $0.01 par value	347	347
Additional paid-in capital	465,908	472,651
Accumulated other comprehensive income, net	794	1,875
Accumulated deficit	(58,966)	(62,322)

Total stockholders’ equity	408,083	412,551

Total liabilities and stockholders’ equity	$847,150	$825,344

BLACKBOARD INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31
	2010	2011
	(in thousands)
Cash flows from operating activities
Net income (loss)	$5,036	$(3,356)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Deferred income tax benefit	(398)	(3,849)
Excess tax benefits from stock-based compensation	(2,800)	(232)
Amortization of debt discount and issuance costs	1,528	1,649
Depreciation and amortization	4,629	6,076
Amortization of intangibles resulting from acquisitions	8,978	9,171
Change in allowance for doubtful accounts	(316)	(195)
Stock-based compensation	4,956	5,371
Changes in operating assets and liabilities:
Accounts receivable	18,488	7,583
Prepaid expenses and other current assets	1,807	122
Deferred cost of revenues	1,112	149
Accounts payable	(1,628)	(469)
Accrued expenses	(3,571)	3,814
Deferred rent	(173)	55
Deferred revenues	(38,877)	(32,974)

Net cash used in operating activities	(1,229)	(7,085)

Cash flows from investing activities
Purchases of property and equipment	(3,165)	(5,765)
Acquisitions, net of cash acquired	(34,912)	(6,107)

Net cash used in investing activities	(38,077)	(11,872)

Cash flows from financing activities
Releases of letters of credit	27	—
Excess tax benefits from stock-based compensation	2,800	232
Proceeds from exercise of stock options	15,402	1,140

Net cash provided by financing activities	18,229	1,372

Net decrease in cash and cash equivalents	(21,077)	(17,585)
Cash and cash equivalents at beginning of period	167,353	70,314

Cash and cash equivalents at end of period	$146,276	$52,729

About Blackboard Inc.
Blackboard Inc. (NASDAQ: BBBB) is a global leader in enterprise technology and innovative solutions that improve the experience of millions of students and learners around the world every day. Blackboard’s solutions allow thousands of higher education, K-12, professional, corporate, and government organizations to extend teaching and learning online, facilitate campus commerce and security, and communicate more effectively with their communities. Founded in 1997, Blackboard is headquartered in Washington, D.C., with offices in North America, Europe, Asia and Australia.
Any statements in this press release about future expectations, plans and prospects for Blackboard and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the factors discussed in the “Risk Factors” section of our Form 10-K filed on February 18, 2011 with the SEC. In addition, the forward-looking statements included in this press release represent the Company’s views as of May 9, 2011. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to May 9, 2011.
Use of Non-GAAP Financial Measures
This release includes information about the Company’s non-GAAP revenue, non-GAAP net income, non-GAAP net income per diluted share, and free cash flow, which are non-GAAP financial measures. Management believes that these measures provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations and aspects of current operating performance that can be effectively managed. Because the Company has historically reported non-GAAP results to the investment community, management also believes the inclusion of these non-GAAP financial measures provides enhanced comparability in its financial reporting and facilitates investors’ understanding of the Company’s historic operating trends by providing an additional basis for comparisons to prior periods. In addition, the Company’s internal reporting, including information provided to the Company’s Audit Committee and Board of Directors, contains non-GAAP measures. The Company has also adopted internal compensation metrics that are determined on a basis that reflects non-GAAP measures and other items as determined by the Board of Directors.
In 2010, the Company’s non-GAAP net income and non-GAAP net income per diluted share excluded the amortization or impairment of intangible assets, stock-based compensation expense and non-cash interest expense, all net of taxes. Beginning in 2011, the Company’s non-GAAP financial measures will also exclude certain impacts of acquisitions. Specifically, the Company’s non-GAAP revenue, non-GAAP net income and non-GAAP net income per diluted share measures will include deferred revenue of entities we have acquired that would have been recognized but for GAAP’s purchase accounting treatment requiring the elimination of this deferred revenue upon acquisition. While we cannot be certain that customers will renew the contracts that generated the deferred revenue, the Company has historically experienced high renewal rates and we believe GAAP results, which eliminate the recognition of these deferred revenues, alone do not fully capture all of the Company’s economic activities. Further, the Company’s non-GAAP net income and non-GAAP net income per diluted share measure will include the deferred revenue adjustment and exclude certain transition, integration and transaction-related expense items resulting from acquisitions and non-cash translation gains or losses, all net of taxes. The Company does not consider these adjustments to be related to the organic continuing operations of the acquired businesses and they are generally not relevant to assessing or estimating the long-term performance of the acquired assets. Although acquisition-related revenue and expenses are generally non-recurring with respect to past acquisitions, the Company generally will incur these adjustments in connection with any future acquisitions; however, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. Because the Company considers these revenue and expense adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of the control of the Company, the non-GAAP measures that exclude these adjustments allow management to better evaluate the Company’s ability to utilize its existing assets and estimate the long-term value that acquired assets will generate for the Company. For the same reasons, the non-GAAP measures will be useful to investors because they will allow for more complete comparisons of forward-looking guidance to the financial results of historical operations and the financial results of peer companies.
A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable with similar non-GAAP financial measures used by other companies. The Company compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure which investors can use to appropriately consider each financial measure determined under GAAP as well as on the non-GAAP basis. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition to the information contained in this release, investors should also review information contained in the Company’s Form 10-K dated February 18, 2011, as well as other filings with the Securities and Exchange Commission when assessing the Company’s financial condition and results of operations. A reconciliation of GAAP to non-GAAP revenue, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP free cash flow is included in this press release.
Contacts:
For Financial Media and Investors:
Michael J. Stanton

Senior Vice President, Investor Relations
Blackboard Inc.
+1 (202) 463-4860 ext. 2305
For Education & General Media:
Matthew Maurer
Director, Public Relations
+1 (202) 463-4860 ext. 2637
matthew.maurer@blackboard.com
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